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                                                                   Exhibit 10.7


                   SOUTH HILLSBOROUGH COMMUNITY BANK/OFFICE COMPLEX


                              COMMERCIAL LEASE AGREEMENT



PARTIES: This Lease Agreement between SOUTH HILLSBOROUGH COMMUNITY BANK OFFICE/COMPLEX, RICHARD L. PHAGAN, CO-OWNER hereinafter referred to as the LESSOR(S), and APOLLO INTERNATIONAL OF DELAWARE, INC. hereinafter referred to as the LESSEE(S), do hereby agree to the following terms of agreement.

LEASED AREA: THE LESSEE HEREBY OFFERS TO RENT FROM THE LESSOR THE PREMISES DESCRIBED AS: Suite 215 o f South Hillsborough Community Bank Office Complex located at 6542-44 North U.S. Highway 41, Apollo Beach, Florida 33572 consisting of 2,193 s.f. of NET RENTABLE AREA. NET RENTABLE AREA is the net usable area multiplied by the loan factor of 1.15 for the pro-rata share of the common area.

TERM: The term hereof shall commence on November 1, 1995 and continue until October 31, 1998.

RENT: Rent shall be $1,900.00 per month plus 6.5 per cent sales tax per month, payable in advance upon the first (1st) day of each month to LESSOR at the address shown below.

LATE FEE: LESSEE agrees to pay a LATE FEE OF 10 PERCENT of the rental amount if the monthly rent is not RECEIVED by the LESSOR by the fifth (5th) day of each month. By imposing a late fee, LESSOR does not waive its right to evict LESSEE for breach of this Agreement. Rent paid by check will not constitute payment until it has cleared LESSEE'S bank. A 5 PER CENT SERVICE CHARGE will be imposed when a check is returned for any reason.

POSSESSION: Possession of the premises will not be given to the LESSEE until this application has been approved by the LESSOR, an until the rent period begins unless agreed to otherwise in this agreement.

If the LESSEE fails to take possession of premises and/or fails to pay the first month's rent by the commencement date of the Agreement, the security deposit shall be forfeited to the LESSOR as liquidated damages.

LESSEE is responsible for rent until possession of premises is delivered to LESSOR. The return of all keys to the LESSOR constitutes return of possession to LESSOR.

DEFAULT: If LESSEE fails to pay rent when due and the default continues for three (3) days after delivery of written demand by the LESSOR for payment of rent or possession of the premises, the LESSEE shall become a tenant-at-sufferance, and the Agent shall be entitled immediately to re-enter and retake possession and recover damages, including costs and attorneys' fees.

SECURITY DEPOSIT: A DEPOSIT IN THE AMOUNT OF ONE MONTHS RENT (unless otherwise agreed herein) shall be held as a Security Deposit for performance of this Rental Agreement and against damage or loss to the rental unit other than normal wear and tear. Upon the specified vacation of the rental unit, the LESSOR shall return said security deposit within fifteen (15) days or give written notice by certified mail of the LESSOR'S intention to impose a claim thereon at the LESSEE'S last known mailing address. Vacation of lease prior to the lease expiration will cause entire remaining payments on lease to become due and payable. LESSEE shall not apply the security deposit in payment of last month's rent.

LESSOR will hold all deposits advanced by LESSEE in a segregated, non-interest bearing account as provided by Chapter 83, Florida Statutes.

If this application is rejected, the deposit will be returned. The offeror hereby waives any claim for damages by reason of non-acceptance of this application which the LESSOR may reject without stating any reason for so doing.



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MAINTENANCE, REPAIRS, ALTERATIONS:  LESSEE agrees to take good care of the property rented and to be liable for any damage to the property, including the payment of any charges caused by stoppage of plumbing and/or damage to other fixtures or equipment caused by improper care of misuse. LESSEE agrees that no alterations, additional locks or bolts to the doors or windows are to be made or added, or paints or stains or nails, screws, tape or glue to the woodwork, walls, floors or furnishings are to be applied without the written consent of the LESSOR. Consent will normally be given however consideration must be given to the proposed change. If LESSEE incurs property related expenses by requesting services without the consent of the LESSOR, LESSOR will not be responsible for the payment of such services.

LESSOR'S SERVICES: Lessor shall provide the office unit and the common Areas with electricity for lighting and the operation of equipment normally used in a commercial office in addition shall furnish (a) heat and air conditioning reasonably required for the use and occupation of the Leasehold during reasonable business hours, such heat and air conditioning to be provided by utilizing the existing systems in the building; (b) water; (c) sewage; (d) trash pickup; (e) janitorial service and supplies on each business day or as agreed herein; (f) pest control. In addition, Lessor shall pay all real property (ad valorem) taxes and assessments levied against or related to the Building and the Common Areas.

USE: The premises shall be used as a OFFICE and for no other purposes without the prior written consent of the LESSOR. LESSEE agrees not to violate the ordinances of Hillsborough County, Laws of the State of Florida, or permit the premises to be used for any unlawful or immoral purposes whatsoever, nor for any purpose that will injure the reputation of said premises or the neighborhood.

ASSIGNMENT AND SUBLETTING: LESSEE shall not assign this Agreement or sublet any portion of the premises without prior written consent of the LESSOR.

ENTRY AND INSPECTION: The LESSOR shall have the right to enter said premises during all reasonable hours to examine or protect the same, to show said premises to prospective buyers or renters or to make such repairs, additions or alterations thereto as may be deemed necessary. If the entry is not an emergency the Lessor will give at least 24 hours notice.

POSSESSION: If LESSOR is unable to deliver possession of the premises at the commencement hereof, LESSOR shall not be liable for any damage caused thereby, nor shall this Agreement be void or voidable, but LESSEE shall not be liable for any rent until possession is delivered.

INDEMNIFICATION: LESSOR shall not be liable for any damage or injury to LESSEE, or any other person, or to any property, occurring on the premises, or any part thereof, or in common areas thereof that are caused by the LESSEE, and LESSEE agrees to hold LESSOR harmless from any claims for damages, cause by the LESSEE.

INSURANCE: LESSEE understands that LESSOR does not insure personal property belonging to LESSEE against any hazard, nor does LESSOR provide liability insurance or any other coverage for benefit of LESSEE, and LESSEE is advised to obtain such insurance coverage as they deem appropriate.

MULTIPLE OCCUPANCY: It is expressly understood that this Agreement is between the LESSOR, and each signatory, individually and severally. In the event of default of any one signatory, each and every remaining signatory shall be responsible for timely payment of rent and all other provisions of this agreement.

OFFICE RULES: LESSEE agrees to abide by the Office Rules, whether promulgated before or after the execution hereof, including, but not limited to, rules with respect to noise, odors, disposal of refuse, parking and use of commons areas. To date, no rules have been made that are not contained in this lease, but lessor reserves the right to do so in the future for the well being of the Tenants and/or LESSOR.

WAIVER: No failure of the LESSOR to enforce any term hereof shall be deemed a waiver, nor shall any acceptance of a partial payment of rent be deemed a waiver of LESSOR'S right to the full amount thereof.

                                                                          Page 2
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HOLDING OVER:  Any holding over after expiration hereof, and with the written consent of the LESSOR, shall be construed as a month-to-month tenancy in accordance with the terms hereof, as applicable. The rental amount will automatically be adjusted on a monthly basis with the consumer price index for expired leases except that if the CPI decreases no adjustment will be made.

TIME:  Time is of the essence in this Agreement.

NOTICE: Any notice which either party may or is required to give, may be given by mailing the same to LESSEE or LESSOR at the last known address.

ENTIRE AGREEMENT:   This document constitutes the entire Agreement between the parties and may be modified only by a writing signed by both parties. It is understood and agreed that there is no agreement or verbal understanding of any kind or nature whatsoever with the LESSOR/OWNER, or any of his representatives, except as set forth in the Agreement. The following Exhibits, if any, have been made a part of this agreement before the parties' execution hereof:

ADDITIONAL TERMS AND CONDITIONS:

Lessee has the right to request additional space in the building owned by Lessor and Lessor agrees to accommodate space expansion whenever possible and practical. Lessor agrees to replace carpet at a cost to Lessor not to exceed $2.00/sq. Ft. ($18.00/yd.) installed. Lessee agrees to remove desk in one of the offices and to repair any resulting damages. Lessee has the option to use desk on premises or store same in Lessors storage. Lessor agrees to provide additional entrance to Break Room and have current door keyed for Lessee's use. It is agreed that this Lease replaces former lease.

DEPOSIT RECEIPT:

Received from LESSEE, the sum of ($1,000.00) ONE THOUSAND DOLLARS AND 00 CENTS.

ITEMIZED AS:

RENT PRORATED to the first of the month:  Rent for the days from:  N.A

N/A equals N/A days times N/A Per day or                               $N/A

    Monthly rent for month of November 1995                          $1,900.00

         Security Deposit                                            $1,900.00

         Other special charges                                         $N/A

    Other (Sales Tax on November Rent)                                 $123.50

SUB TOTAL                                                            $3,923.50

TOTAL AMOUNT RECEIVED FROM LESSEE:                                   $1,000.00
                                                                      --------
TOTAL DUE                                                            $2,923.50

                                                                      --------
                                                                      --------

                                                                          Page 3
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ANTICIPATED LENGTH OF OCCUPANCY:  Three (3) years.


                 10/27/95                   /s/ David Clarke
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WITNESS            DATE                     TENANT/OFFEROR



---------------------------------------------------------------
WITNESS            DATE                     TENANT/OFFEROR


                 10/31/95                   /s/ R. Phagan
---------------------------------------------------------------
WITNESS            DATE                     TENANT/OFFEROR


LESSOR'S ADDRESS:  (Send lease payments to

South Hillsborough Community
Bank Office Complex
Att:  Richard L. Phagan, Owner/Mgr.
928 Allegro Lane
Apollo Beach, Florida 33572

Lessor's phone # Pager:  271-3741   Home/Office 645-8880

Broker's Name:                              Phone:
              ------------------------------------------------

Broker's Address:
                 ---------------------------------------------

Salesman's Name:                            Phone:
               -----------------------------------------------

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                                      ADDENDUM A
              (THIS ADDENDUM AMENDS THE LEASE DATED BY LESSEE 10/27/95)

                  APOLLO INTERNATIONAL OF DELAWARE COMMERCIAL LEASE
                                      AGREEMENT


    WHEREAS, the Lessee desires to lease additional space in the South Hillsborough Office Complex and the Lessor desire to rent same, the following terms and agreements are revised and hereby agreed to and the previous lease with Lessor and Lessee is hereby amended.

    TERM: Commence on April 1, 1996 and continue until March 31, 1999. The leased area for this term is a net rentable area of 1,119 square feet. This area was formally known as the ESM and Presbyterian Foundation areas and is room numbers, 212 and 214. The additional rent for this area on a monthly basis is $979.13 per month plus applicable Florida sales tax and is based on an annual rental rate of $10.50 per square foot. This additional amount will commence on April 1, 1996 and continue until March 31, 1999.

    In addition to the above named space, the Lessee desires to rent the space formally known as the Scarola and D&E space (room 201A) which contains an additional area of 2,220 square feet of net rentable area. The term of this particular area shall commence on May 1, 1996 and continue until March 31, 1999. The rent for this space is calculated as 2,220 square feet of net rentable area times $10.50 per year and is divided by 12 months and equals an additional monthly amount of $1,942.50 plus applicable Florida sales tax.
The former lease dated October 27, 1994 remains at the same monthly rate for the same space as previously rented but the term is changed to expire with the other leased areas which is March 31, 1999. The former leased area has been recalculated by computer and is 2,292 square feet of net rentable space where as the lease was for 2,193 square feet. However, no change in the original lease is being made.

    WHEREAS, the Lessor is desirous of being part of the Lessee's corporation as a stockholder and whereas the Lessee is desirous of reducing the monthly rental expenditure, it is therefore agreed that in consideration of the Lessee giving the Lessor 2,000 shares of Apollo International common stock at an amount of $10.00 per share for a total of $20,000.00, the Lessor will reduce the rent by $555.56 per month. Since the term of the lease is 36 months, the monthly amount to be subtracted is therefore $20,000 divided by 36 months which equals $555.56 per month. Therefore, the following schedule of payments shall commence on April 1, 1996.

1)  Amount due for lease signed 10/27/95 by Lessee $1,900.00
    plus sales tax =                                            $2,023.50

2)  Former ESM & Presbyterian space (room 212 & 214) 1,119
         square feet at $979.13 plus sales tax =                $1,126.00
         Subtotal rent due by 4/5/96:                           $3,149.50
         Less monthly credit for stock                            (555.56)
                                                                ---------
         ACTUAL RENT DUE 4/5/96:                                $2,593.94
                                                                ---------

3)  Former Scarola and D&E space (room 201A) 2,220
         square feet at $1,942.50 plus sales tax =              $2,068.76
         Subtotal rent due 5/5/96 and thereafter =              $5,218.26
         Less monthly credit for stock                            (555.56)
                                                                ---------
         ACTUAL RENT DUE 5/5/96 AND AFTER                       $4,662.70
                                                                ---------



     /s/ Iris Abbruo                             /s/ David Clarke
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    WITNESS                  DATE                TENANT/OFFEROR


    /s/ Iris Abbruo                              /s/ R. Phayan
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    WITNESS                  DATE                LESSOR/ACCEPTANCE